UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2019

MELINTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 George Street, Suite 301, New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 617-1309

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

On February 4, 2019, Melinta Therapeutics, Inc. (the “Company”) issued the press release that is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 2.02 by reference, which press release includes certain preliminary unaudited estimated financial information as of, and for the year and fiscal quarter ended, December 31, 2018, and provides certain other corporate updates.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by reference in such filing.

Item 8.01. Other Items.

On February 4, 2019, the Company also announced that it has recently made the following organizational changes:

•

Appointed Timothy Simon as Chief Commercial Officer. Mr. Simon, who joined the Company on January 28, 2019, most recently served as commercial lead for Pfizer’s RCC, Lung, and Immuno-Oncology franchise, where he scaled and shaped the U.S. commercial organization’s efforts to prepare for rapid growth. Mr. Simon began his pharmaceutical career in antibiotic marketing and sales with Johnson & Johnson. He brings nearly two decades of experience in leading pharmaceutical organizations to successfully drive growth by building commercial capabilities, leading effective marketing and sales teams, and cultivating strong customer relationships across multiple specialties. Mr. Simon will be responsible for leading the development and execution of the commercial strategy for the Company’s novel antibiotics portfolio, and for leading the commercial organization, including the patient services, sales, marketing, and access teams.

•

Promoted Ryan Lococo to Chief Business Officer. Mr. Lococo joined the Company in May 2018 as vice president of corporate development and strategy, and brings deep M&A and growth strategy experience to the Company, with over 12 years of experience spanning multiple industries, including the pharmaceutical industry. Mr. Lococo will be responsible for corporate and business development, information technology, manufacturing and technical operations, and public relations.

•

Promoted Jennifer Sanfilippo to General Counsel. Ms. Sanfilippo joined the Company in January 2018 as vice president, corporate counsel. Ms. Sanfilippo brings significant experience advising senior executives and commercial and medical leaders on a variety of legal, compliance and regulatory issues specific to the life sciences industry. Ms. Sanfilippo will be responsible for legal services for the Company and advising the senior leadership team on strategic matters.

Additional Information and Where to Find It

The Company has filed with the SEC a revised definitive proxy statement (the “Revised Definitive Proxy Statement”) for a special meeting with respect to certain proposals, including those related to the Company’s senior subordinated convertible loan facility with Vatera Healthcare Partners LLC and Vatera Investment Partners LLC and the amendment to the Company’s facility agreement with Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P., and Deerfield Special Situations Fund Deerfield Facility, as further described therein.

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STOCKHOLDERS ARE URGED TO READ THE REVISED DEFINITIVE PROXY STATEMENT, AND OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WITH THE SEC, IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, VATERA, DEERFIELD, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Stockholders are able to obtain free copies of the Revised Definitive Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov. In addition, stockholders are able to obtain free copies of the Revised Definitive Proxy Statement and other documents filed by the Company with the SEC by contacting the Company’s proxy solicitor, Georgeson, LLC, at 800-905-7281.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in respect of the proposals that are contained in the Revised Definitive Proxy Statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of the Company in connection with the proposals, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the Revised Definitive Proxy Statement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2017, and its Proxy Statement on Schedule 14A, dated May 11, 2018, each of which are filed with the SEC and can be obtained free of charge from the source indicated above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release titled “Melinta Therapeutics Provides Corporate Updates”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2019	Melinta Therapeutics, Inc.

	By:	/s/ Peter Milligan
Peter Milligan
Chief Financial Officer

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